Exhibit 99.(a)(3)

STATE OF DELAWARE

Form of

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

This Certificate of Conversion to a corporation is being duly executed and filed by Pearl Diver Credit Company, LLC (the “LLC”) to convert the LLC to Pearl Diver Credit Company Inc., a Delaware corporation (the “Corporation”), under the Delaware Limited Liability Company Act and the General Corporation Law of the State of Delaware (the “DGCL”).

1.	The jurisdiction where the LLC first formed is the State of Delaware.

2.	The jurisdiction where the LLC was formed immediately prior to filing this Certificate of Conversion is the State of Delaware.

3.	The date the LLC first formed is April 12, 2023.

4.	The name of the LLC immediately prior to filing this Certificate of Conversion is Pearl Diver Credit Company, LLC

5.	The name of the Corporation as set forth in the Certificate of Incorporation is Pearl Diver Credit Company Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company, has executed this Certificate of Conversion on the __ day of [--], 2024.

PEARL DIVER CREDIT COMPANY, LLC
a Delaware limited liability company

By:
Name:
Title: